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                                                                    EXHIBIT 10.5

                              Employment Agreement
                              --------------------


     This Employment Agreement (the "Agreement") is entered into by and between Santa Anita Operating Company (the "Company") and William C. Baker (the "Executive"), as of the 16th day of August 1996.


1.   RECITALS
     --------

     WHEREAS, the Executive has served as Chief Executive Officer of Santa Anita Realty Enterprises, Inc. ("Realty") pursuant to an Employment Agreement executed by the Executive and Realty as of April 1, 1996 (the "Realty Employment Agreement"); and

     WHEREAS, the Executive and Realty have agreed to terminate the Realty Employment Agreement, effective as of the close of business on August 16, 1996; and

     WHEREAS, the Company now desires to employ the Executive as its Chief Executive Officer; and

     WHEREAS, the Executive serves on the Company's Board of Directors; and

     WHEREAS, the Company desires that the Company's Chief Executive Officer serve as Chairman of the Company's Board of Directors; and

     WHEREAS, the Board of Directors has elected the Executive Chairman of the Company's Board of Directors.

     NOW, THEREFORE, the Company and the Executive desire to set forth in this Agreement the terms and conditions of the Executive's employment with the Company.


2.   EMPLOYMENT WITH COMPANY AND TERMINATION OF EMPLOYMENT WITH REALTY.
     -----------------------------------------------------------------

     (a) The Company hereby employs the Executive and the Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth, from August 16, 1996, to and including March 31, 1998. This Agreement is subject to renewal as set forth in Section 6 below.

     (b) Both parties acknowledge and agree that any and all remuneration, compensation or benefit provided for in the Realty Employment Agreement has been satisfied in full, and that the Executive, the Company and Realty have no remaining obligations, past or future, to any other party under such
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Employment Agreement, other than (1) Realty's obligation to make a timely payment of Accrued Obligations (as such term is defined in Section 5(e)(1) of this Agreement) and any amounts due pursuant to the terms of any applicable welfare or pension benefit plans and (2) the Executive's continuing obligation under Section VIII of the Realty Employment Agreement not to communicate or divulge any secret or confidential information, knowledge or data relating to Realty or any of its affiliated companies to anyone other than Realty and those designated by it, except with the prior written consent of Realty or as may otherwise be required by law or legal process. Executive agrees that no benefits are payable pursuant to Section IV-J of the Realty Employment Agreement. The parties further acknowledge and agree that this Employment Agreement between the Executive and the Company terminates, replaces and supersedes the Realty Employment Agreement in its entirety.


3.   DUTIES.
     ------

     (a) The Executive shall serve during the course of his employment as Chief Executive Officer of the Company, and shall have such duties and responsibilities as are customarily required of such officer and as the Board of Directors of the Company shall determine from time to time. During his tenure as the Chief Executive Officer, the Company's headquarters shall be in Southern California and Executive shall discharge his duties through services primarily performed in the Southern California area.

     (b) The Executive agrees to devote substantially all of his time, energy and ability to the business of the Company. Nothing herein shall prevent the Executive, upon approval of the Board of Directors of the Company, from serving as a director or trustee of other corporations or businesses which are not in competition with the business of the Company or in competition with any present or future affiliate of the Company.

     (c) Nothing herein shall prevent the Executive from investing in real estate for his own account or from becoming a partner or a stockholder in any corporation, partnership or other venture not in competition with the business of the Company or in competition with any present or future affiliate of the Company.

     (d) For the term of this Agreement, the Executive shall report to the Board of Directors of the Company or its designee.

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4.   COMPENSATION.
     ------------

     (a) The Company shall pay the Executive a base salary at the rate of $300,000 per year. Such salary shall be earned semimonthly and shall be payable in periodic installments no less frequently than semimonthly in accordance with the Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deduc tions. The Company will review the Executive's salary at least annually. The Company may in its discretion increase the Executive's salary but may not reduce it during the time he serves as Chief Executive Officer of the Company.

     (b) Stock Options.  The effectiveness of this Agreement is contingent upon
         -------------
the Executive's being granted certain stock options, effective August 18, 1996, which agreements are attached hereto as Exhibits A, B, C, D, E, and F.

     (c) Annual Bonus, Incentive, Savings and Retirement Plans.  The Executive
         -----------------------------------------------------
shall be entitled to participate in all annual bonus, incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company. At the end of each calendar year during the term of this Agreement, the Executive may, in the Board of Directors' sole discretion, earn an annual bonus in an amount up to 100% of the Executive's annual salary for such calendar year. For calendar year 1996, the Executive's bonus, if any, shall be prorated in proportion to the sum of the Executive's total period of service with the Company and Realty. In determining bonus and incentive awards, the Board of Directors will consider the Executive's success in accomplishing goals with respect to the Company which have been established by the Compensation Committee in consultation with the Executive.

     (d) Vehicle.  The Company shall lease a vehicle for the Executive's use.
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In lieu thereof, the Company may pay the Executive a reasonable vehicle allowance or lease a vehicle from the Executive for his use (subject to any required withholding) in accordance with the Company's customary practices.

     (e) Club Membership Dues.  The Company shall reimburse the Executive
         --------------------
promptly for all reasonable club membership dues incurred by him in support of his role in promoting the best interests of the Company.

     (f) Welfare Benefit Plans.  The Executive and/or his family, as the case
         ---------------------
may be, shall be eligible for participa tion in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription,

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dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company.

     (g) Expenses.  The Executive shall be entitled to receive prompt
         --------
reimbursement for all reasonable employment expenses incurred by him.

     (h) Fringe Benefits.  The Executive shall be entitled to fringe benefits in
         ---------------
accordance with the plans, practices, programs and policies as in effect generally with respect to other peer executives of the Company.

     (i) Vacation.  The Executive shall be entitled to paid
         --------
vacation in accordance with the plans, policies, programs and practices as in effect generally with respect to other peer executives of the Company.

     (j) Supplemental Executive Retirement Benefits.  The Executive shall be
         ------------------------------------------
entitled to be paid additional retirement benefits which, when added to his benefits under the Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company Retirement Income Plan (the "Retirement Plan"), will provide total benefits equal to what he would have received if the Retirement Plan were changed in the following respects:
          (1) All of the Executive's base salary shall be counted, including base salary in excess of the limits imposed by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), and further including base salary deferred under the Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company Thrift Plan, or any other deferred compensation plan of the Company.
          (2) All benefits shall immediately vest if the Executive remains employed through March 31, 1998.
          (3) All benefits shall immediately vest if the Executive's employment terminates, unless the Executive's employment is terminated by the Company for Cause or the Executive voluntarily terminates employment without Good Reason.

For the purpose of this Section 4(j), Executive's employment will be deemed to have commenced April 1, 1996. All benefits payable pursuant to this Section 4(j) shall be paid to the Executive in the same form and at the same time(s) as elected under the Retirement Plan. If Executive terminates at a time when he is entitled to benefits under this subsection but not vested under the Retirement Plan, benefits shall be paid at termination in the normal form provided under the Retirement

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Plan (unless, at least one year prior to termination, Executive has elected to receive the benefits in an alternative form permitted under the Retirement
Plan), and such benefits shall be subject to any applicable actuarial adjustment provided in the Retirement Plan for early retirement or form of benefit. The Executive and his spouse, Beneficiaries, heirs and successors under this Section 4(j) shall have solely those rights of an unsecured creditor of the Company.
The Company further agrees that it shall reexamine the issue of supplemental retirement benefits during calendar year 1997.


5.   TERMINATION.
     -----------

     (a) Death.  The Executive's employment shall terminate automatically upon
         -----
the Executive's death.

     (b) Disability.  If the Company determines in good faith that the
         ----------
Disability of the Executive has occurred (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 16 of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the day of receipt of such notice by the Executive. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from his duties with the Company for a period of six months as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or his legal representative (such agreement as to acceptability not to be withheld unreasonably). "Incapacity" as used herein shall be limited only to such Disability which substantially prevents Company from availing itself of the services of the Executive.

     (c) Cause.  The Company may terminate the Executive's employment for Cause.
         -----
For purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, after due inquiry, determines (1) that the Executive has been convicted of a felony or (2) that the Executive has acted or failed to act in connection with his employment in such manner as would constitute gross negligence or willful misconduct.

     (d) Other than Death or Disability or Cause.  The Company may terminate the
         ---------------------------------------
Executive's employment for reasons other than Death, Disability or Cause upon 60 days written notice. The 60 day notice requirement of this Section 5(d) shall be deemed satisfied if the Company gives the Executive

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notice of its desire to terminate this Agreement under Section 6 hereof.

     (e) Obligations of the Company Upon Termination.
         -------------------------------------------

          (1) Death or Disability.  If the Executive's employment is terminated
              -------------------
by reason of the Executive's Death or Disability, this Agreement shall terminate without further obligations to the Executive or his legal representatives under this Agreement, other than for (A) payment of the sum of (i) the Executive's annual base salary through the date of termination to the extent not theretofore paid and (ii) reasonable employment expenses, vehicle expenses, and club membership dues as provided herein, through the date of termination to the extent not theretofore paid (the sum of the amounts described in clauses (i) and (ii) shall be hereinafter referred to as the "Accrued Obligations"), which amounts shall be paid to the Executive or his estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the date of termination and
(B) payment to the Executive or his estate or beneficiary, as applicable, of any amounts due pursuant to the terms of any applicable welfare or pension benefit plans (including, but not limited to, any amounts due as Supplemental Executive Retirement Benefits under Section 4(j) of this Agreement).

          (2) Cause or Voluntary Termination.  If the Executive's employment is
              ------------------------------
terminated by the Company for Cause or the Executive voluntarily terminates employment (except for a "Good Reason" described in Section 5(e)(4) below), this Agreement shall terminate without further obligations to the Executive other than for the timely payment of Accrued Obligations and any amounts due pursuant to the terms of any applicable welfare or pension benefit plans. If it is subsequently determined that the Company did not have Cause for termination under this Section 5(e)(2), then the Company's decision to terminate shall be deemed to have been made under Section 5(e)(3) and the amounts payable thereunder shall be the only amounts the Executive may receive for his termination.

          (3) Other than Cause or Death or Disability.  If the Company
              ---------------------------------------
terminates the Executive's employment during the term of this Agreement (including renewals) for other than Cause or Death or Disability, this Agreement shall terminate without further obligations to the Executive other than (A) the timely payment of Accrued Obligations, (B) payment of any amounts due pursuant to the terms of any applicable welfare or pension benefit plans and (C) payment to the Executive of a lump sum equal to the product of 112% times 18 months of the Executive's base salary, calculated using the base salary rate in effect under this Agreement on the Executive's date of

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termination.  The obligation described in this paragraph shall be reduced, however, by any cash lump sum severance payment received by the Executive pursuant to the Severance Agreement between the Executive and the Company dated August 16, 1996.

          (4) Voluntary Termination for Good Reason.   If the Executive
              -------------------------------------
voluntarily terminates his employment with the Company during the term of this Agreement (including renewals) for Good Reason, this Agreement shall terminate in the same manner as if the Company terminated the Executive's employment under
Section 5(e)(3) for a reason other than Cause. For purposes of this Section 5(e)(4), "Good Reason" shall mean the occurrence of one of the following events without the Executive's consent:

              (A) Any action by the Company which results in a material diminution in the Executive's position, authority, duties or responsibilities to the Company, including for this purpose any material change in the Executive's employment location, and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company, as the case may be, promptly after receipt of notice thereof given by the Executive;

              (B) Any reduction in the Executive's base compensation not agreed to by the Executive, which reduction shall be deemed to occur if there is a reduction in (i) the Executive's base salary or (ii) the Executive's ability to participate in employee benefit plans, receive expense reimbursements, receive other fringe benefits, receive office and support staff, or receive paid vacation, provided that: (i) an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is promptly remedied after notice by the Executive shall not be deemed a violation of this paragraph and (ii) a reduction in one element of the Executive's total compensation shall not be deemed a violation of this paragraph if a counterbalancing increase in another element of the Executive's total compensation occurs (the determination of whether the increase is counterbalancing shall be determined by the Executive in good faith).

          (5) No Mitigation.  If this Agreement terminates under Section
              -------------
5(e)(2), 5(e)(3) or 5(e)(4) hereof, the obligations of the Company to the Executive under this Agreement will not be mitigated by any other employment secured by the Executive.

          (6) Withholding.  Amounts payable under this Section 5(e) shall be
              -----------
reduced by any standard withholdings and other authorized deductions.

     (f) Exclusive Remedy.  By signing the Agreement, the Executive agrees that
         ----------------
the payments to which the Executive may

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become entitled under this Agreement are in lieu of any other payments to which the Executive might be entitled and that the Company's discharge of its obligations under this Agreement shall constitute full satisfaction of any and all claims of any nature whatsoever that the Executive might otherwise possess against the Company and its subsidiaries, except (A) such claims as are specifically provided for in the terms of any generally applicable employee benefit or executive compensation plans evidenced by written agreements, (B) the Executive's rights, if any, under his Severance Agreement, or (C) any claims for personal injuries (other than claims that are based on or relate to a contention that Company has wrongfully discharged the Executive).


6.   RENEWAL.
     -------

     Subject to the provisions of Section 5(e)(3), on the last day of March each calendar year, beginning on March 31, 1998, this Agreement shall be automatically renewed for one additional 12 month period unless the Executive or the Company gives notice to the other, in writing, at least 6 months prior to the expiration of this Agreement, or any renewal or extension thereof, of its desire to terminate this Agreement or modify its terms. Once this Agreement expires, this Agreement shall have no application to the terms and conditions of any employment by Executive subsequent to such expiration or the termination of such employment.


7.   ARBITRATION.
     -----------

     Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in Los Angeles County, California in accordance with California Civil Procedure Code, Title 9, (S)(S) 1280-1298.8. The arbitrator shall be selected jointly by the parties or by Judicial Arbitration & Mediation Services, Inc. ("JAMS"). Each party to the arbitration shall bear its own attorneys' fees and costs relating to such arbitration. In the event that the Executive disputes the Company's determination that Cause has existed for his termination of employment, the Company shall only be considered as having terminated the Executive for Cause if the arbitrator concludes that Cause existed for Executive's termination and issues specific findings to that effect.

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8.   CONFIDENTIAL INFORMATION.
     ------------------------

     The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, he shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.


9.  SUCCESSORS.
    ----------

     (a) This Agreement is personal to the Executive and shall not, without the prior written consent of the Company, be assignable by the Executive.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.


10.  WAIVER.
     ------

     No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.


11.  MODIFICATION.
     ------------

     This Agreement may not be amended or modified other than by a written agreement executed by the Executive and the Board of Directors of the Company.

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12.  SAVINGS CLAUSE.
     --------------

     If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.


13.  COMPLETE AGREEMENT.
     ------------------

     This instrument constitutes and contains the entire agreement and understanding concerning the Executive's employment and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.


14.  GOVERNING LAW.
     -------------

     This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.


15.  CONSTRUCTION.
     ------------

     Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.


16.  COMMUNICATIONS.
     --------------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to the Executive at 3 Lochmoor Lane, Newport Beach, CA 92660, or addressed to the Company at 285 W. Huntington Drive, Arcadia, CA 91007. Any party may change the address at which notice shall be given by written notice given in the above manner.

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17.  EXECUTION.
     ---------

     This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.


18.  LEGAL COUNSEL.
     -------------

     The Executive and the Company recognize that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice. The Company shall reimburse the Executive promptly for all reasonable attorney fees incurred by the Executive in connection with the negotiation and review of this Agreement.

     In witness whereof, the parties hereto have executed this Agreement as of the date first above written.


               SANTA ANITA OPERATING COMPANY


               By: _________________________________________
                    Kathryn J. McMahon
                    General Counsel



               WILLIAM C. BAKER


               _____________________________________

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